Exhibit 99.1

Dorman Products, Inc. Reports First Quarter 2022 Results

Highlights:

•	Record net sales of $401.6 million, up 39% year-over-year.
•	Diluted earnings per share (“EPS”) of $1.11, up 9% compared to $1.02 in Q1 2021.
•	Adjusted diluted EPS* of $1.29, up 24% compared to $1.04 in Q1 2021.
•	The Company is reaffirming its fiscal 2022 guidance of net sales growth of 19% to 22%, diluted EPS of $4.94 to $5.14, and adjusted diluted EPS* of $5.35 to $5.55.

COLMAR, PA (April 25, 2022) – Dorman Products, Inc. (the “Company” or “Dorman”) (NASDAQ:DORM), a leading supplier in the automotive aftermarket industry, today announced its financial results for the first quarter ended March 26, 2022.

First Quarter Financial Results

The Company reported first quarter 2022 net sales of $401.6 million, up 39% compared to net sales of $288.0 million in the first quarter of 2021. The record first quarter results reflect a continuation of favorable underlying industry dynamics across the Company’s customer channels, new product penetration, the addition of Dayton Parts, and price increases to offset logistics, wage and commodity inflation. Net sales growth excluding Dayton Parts was 21% compared to the first quarter of 2021, and 35% compared to the first quarter of 2020.

Gross profit was $133.2 million in the first quarter of 2022, or 33.2% of net sales, compared to $104.5 million, or 36.3% of net sales for the same quarter last year. Adjusted gross margin* was 34.1% in the first quarter of 2022 compared to 36.3% in the same quarter last year. Dayton Parts had a 50bps dilutive impact on adjusted gross margin* in the first quarter. During the quarter, the Company experienced broad-based inflationary cost impacts due to global transportation and logistics constraints as well as commodity and wage rate pressures. Dorman continued to implement cost-saving initiatives and price increases to offset the inflationary cost increases experienced during the quarter that maintained gross profit dollars but resulted in a lower gross margin percentage.

Selling, general and administrative (“SG&A”) expenses were $86.5 million, or 21.5% of net sales, in the first quarter of 2022 compared to $62.9 million, or 21.8% of net sales, in the same quarter last year. Adjusted SG&A expenses* were $83.2 million, or 20.7% of net sales, in the first quarter of 2022 compared to $62.0 million, or 21.5% of net sales, in the same quarter last year. The decrease in adjusted SG&A expenses* as a percentage of net sales was due to improved leverage from the increase in net sales in the first quarter of 2022 compared to the first quarter of 2021, partially offset by higher wage and benefits inflation as well as higher accounts receivable factoring costs.

Income tax expense was $10.4 million in the first quarter of 2022, or 22.7% of income before income taxes, compared to $8.9 million, or 21.3% of income before income taxes, recorded in the same quarter last year. The increase in the effective tax rate was due to an increase in state tax expense and higher Canadian income tax associated with the Canadian operations acquired as part of the Dayton Parts transaction.

Net income for the first quarter of 2022 was $35.2 million, or $1.11 per diluted share, compared to $32.7 million, or $1.02 per diluted share, in the prior year quarter. Adjusted net income* in the first quarter of 2022 was $40.7 million, or $1.29 per diluted share, compared to $33.4 million, or $1.04 per diluted share, in the prior year quarter.

Kevin Olsen, Dorman’s President and Chief Executive Officer, stated, “I am pleased to report a strong start to the fiscal year as we continue to execute on our strategic priorities. We recorded record-high net sales during the first quarter, which was a continuation of strong customer demand that we have been experiencing across all our channels, as the underlying aftermarket industry fundamentals remain strong. Our performance in the quarter was achieved despite the headwinds that we faced from inflation, higher interest rates, tight labor conditions, and global supply chain disruptions. We also continued our commitment to bring new and innovative solutions to the aftermarket. This quarter, we launched a number of OE FIX™ products that expanded our complex electronics portfolio, including new transmission control modules and fuel pump driver modules. OE FIX™ products are exclusive and only offered in the marketplace by Dorman, demonstrating our industry-leading, problem-solving capabilities. Additionally, the integration of Dayton Parts is on schedule and their first quarter financial results exceeded our expectations.

“I would like to thank all of our Contributors for their dedication, commitment, and creativity, which has enabled our organization to service the robust customer demand we continue to experience despite a very challenging environment that has impacted fulfillment levels and increased our costs. We have been working hard to execute cost savings initiatives and have successfully executed pass-through pricing actions to address the increased costs associated with these inflationary challenges. As a result, we remain confident in our ability to offset the gross margin dollar impact of the higher inflationary costs we are experiencing. We also consider ourselves quite fortunate to have strong, long-standing relationships with our suppliers and logistics partners. These relationships, combined with the deep experience of our Contributors located both in the U.S. and abroad, gives us confidence in our ability to successfully manage through this market volatility.”

2022 Guidance

The Company is reaffirming its full-year 2022 guidance, detailed in the table below, which includes the impact of the Dayton Parts acquisition but excludes any potential impacts from future acquisitions or further possible government-mandated shutdowns or supply chain disruptions.

2022 Fiscal Year
Net Sales Growth vs 2021	$1,600 - $1,640 million 19% - 22%
Diluted EPS Growth vs 2021	$4.94 - $5.14 20% - 25%
Adjusted Diluted EPS* Growth vs 2021	$5.35 - $5.55 15% - 20%
Tax Rate Estimate	22.5%

Mr. Olsen further stated, “Our 2022 guidance reflects our belief that the aftermarket industry dynamics will remain strong throughout the year, but also anticipates continued inflationary cost pressures from global transportation and logistics constraints, labor availability, and higher commodity, interest rate, and wage rate costs, especially in the second half of 2022. To offset those pressures, we expect to execute further pricing and cost improvement actions, if necessary, to protect gross margin dollars. Finally, our balance sheet and liquidity remain strong, and we are well-positioned to execute on our strategic priorities.”

Share Repurchases

Dorman repurchased 98,350 shares of its common stock for $9.5 million at an average share price of $96.89 during the quarter ended March 26, 2022. The Company has $136.0 million remaining under its current share repurchase authorization.

About Dorman Products

At Dorman, we give repair professionals and vehicle owners greater freedom to fix cars and trucks by focusing on solutions first. For over 100 years, we have been one of the automotive aftermarket’s pioneering problem solvers, releasing tens of thousands of replacement products engineered to save time and money and increase convenience and reliability.

Founded and headquartered in the United States, we are a global organization offering more than 118,000 distinct parts, covering both light-duty and heavy-duty vehicles, from chassis to body, from underhood to undercar, and from hardware to complex electronics. See our full offering and learn more at DormanProducts.com.

*Non-GAAP Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release also contains Non-GAAP financial measures. The reasons why we believe these measures provide useful information to investors and a reconciliation of these measures to the most directly comparable GAAP measures and other information relating to these Non-GAAP measures are included in the supplemental schedules attached.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements related to the COVID-19 pandemic, net sales, diluted and adjusted diluted earnings per share, gross profit, gross margin, adjusted gross margin, SG&A, adjusted SG&A, income tax expense, income before income taxes, net income, cash and cash equivalents, indebtedness, liquidity, the Company’s share repurchase program, the Company’s outlook and distribution facility costs and productivity initiatives. Words such as “believe,” “demonstrate,” “expect,” “estimate,” “forecast,” “anticipate,” “should,” “will” and “likely” and similar expressions identify forward-looking statements. However, the absence of these words does not mean the statements are not forward-looking. In addition, statements that are not historical should also be considered forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date such statements were made. Such forward-looking statements are based on current expectations that involve a number of known and unknown risks, uncertainties and other factors (many of which are outside of our control).  Such risks, uncertainties and other factors relate to, among other things: the impacts of COVID-19; competition in and the evolution of the automotive aftermarket industry; changes in our relationships with, or the loss of, any customers or suppliers; our ability to develop, market and sell new and existing products; our ability to anticipate and meet customer demand; our ability to purchase necessary materials from our suppliers and the impacts of any related logistics constraints; financial and economic factors, such as our level of indebtedness, fluctuations in interest rates and inflation; political and regulatory matters, such as changes in trade policy, the imposition of tariffs and climate regulation; our ability to protect our intellectual property and defend against any claims of infringement; and our ability to protect our information security systems and defend against cyberattacks.

Please refer to “Statement Regarding Forward-Looking Statements” and “Item 1A. Risk Factors” located in Part I of our in the Company’s Annual Report on Form 10-K for the fiscal year ended December 25, 2021 filed with the Securities and Exchange Commission (“SEC”), as updated by our subsequent filings with the SEC, for a description of these and other risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statements. The Company is under no obligation to, and expressly disclaims any such obligation to, update any of the information in this document, including but not limited to any situation where any forward-looking statement later turns out to be inaccurate whether as a result of new information, future events or otherwise.

Investor Relations Contact

David Hession, SVP and Chief Financial Officer

dhession@dormanproducts.com

(215) 997-1800

Visit our website at www.dormanproducts.com. The Investor Relations section of the website contains a significant amount of information about Dorman, including financial and other information for investors. Dorman encourages investors to visit its website periodically to view new and updated information.

DORMAN PRODUCTS, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(in thousands, except per-share amounts)

	Three Months Ended		Three Months Ended
(unaudited)	03/26/22	Pct.*	03/27/21	Pct. *
Net sales	$401,579	100.0	$288,012	100.0
Cost of goods sold	268,339	66.8	183,492	63.7
Gross profit	133,240	33.2	104,520	36.3
Selling, general and administrative expenses	86,528	21.5	62,869	21.8
Income from operations	46,712	11.6	41,651	14.5
Interest expense, net	1,231	0.3	121	0.0
Other income, net	(84)	(0.0)	(85)	(0.0)
Income before income taxes	45,565	11.3	41,615	14.4
Provision for income taxes	10,358	2.6	8,885	3.1
Net income	$35,207	8.8	$32,730	11.4

Diluted earnings per share	$1.11		$1.02

Weighted average diluted shares outstanding	31,601		32,184

* Percentage of sales. Data may not add due to rounding.

DORMAN PRODUCTS, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands, except share data)

(unaudited)	03/26/22	12/25/21
Assets
Current assets:
Cash and cash equivalents	$53,427	$58,782
Accounts receivable, less allowance for doubtful accounts of $1,357 and $1,326	456,070	472,764
Inventories	565,200	531,988
Prepaids and other current assets	13,507	13,048
Total current assets	1,088,204	1,076,582
Property, plant and equipment, net	116,225	114,864
Operating lease right-of-use assets	98,149	59,029
Goodwill	198,110	197,332
Intangible assets, net	176,088	178,809
Other assets	47,525	46,503
Total assets	$1,724,301	$1,673,119
Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$165,840	$177,389
Accrued compensation	16,616	26,636
Accrued customer rebates and returns	195,289	188,080
Revolving credit facility	229,360	239,360
Other accrued liabilities	45,513	33,583
Total current liabilities	652,618	665,048
Long-term operating lease liabilities	88,881	52,443
Other long-term liabilities	5,450	4,916
Deferred tax liabilities, net	17,952	17,976
Commitments and contingencies
Shareholders' equity:
Common stock, $0.01 par value; 50,000,000 shares authorized; 31,479,916 and 31,607,509 shares issued and outstanding in 2022 and 2021, respectively	315	316
Additional paid-in capital	78,906	77,451
Retained earnings	879,923	856,409
Accumulated other comprehensive income (loss)	256	(1,440)
Total shareholders' equity	959,400	932,736
Total liabilities and shareholders' equity	$1,724,301	$1,673,119

Selected Cash Flow Information (unaudited):

	Three Months Ended
(in thousands)	03/26/22	03/27/21
Cash provided by operating activities	$23,214	$21,020
Depreciation, amortization and accretion	$9,743	$7,267
Capital expenditures	$7,247	$6,207

DORMAN PRODUCTS, INC. AND SUBSIDIARIES

Non-GAAP Financial Measures

(in thousands, except per-share amounts)

Our financial results include certain financial measures not derived in accordance with generally accepted accounting principles (GAAP). Non-GAAP financial measures should not be used as a substitute for GAAP measures, or considered in isolation, for the purpose of analyzing our operating performance, financial position or cash flows. Additionally, these non-GAAP measures may not be comparable to similarly titled measures reported by other companies. However, we have presented these non-GAAP financial measures because we believe this presentation, when reconciled to the corresponding GAAP measure, provides useful information to investors by offering additional ways of viewing our results, profitability trends, and underlying growth relative to prior and future periods and to our peers. Management uses these non-GAAP financial measures in making financial, operating, and planning decisions and in evaluating our performance. Non-GAAP financial measures may reflect adjustments for charges such as fair value adjustments, amortization, transaction costs, severance, accelerated depreciation, and other similar expenses related to acquisitions as well as other items that we believe are not related to our ongoing performance.

Adjusted Net Income:

	Three Months Ended
(unaudited)	3/26/22*	3/27/21*
Net income (GAAP)	$35,207	$32,730
Pretax acquisition-related intangible assets amortization [1]	2,998	801
Pretax acquisition-related transaction and other costs [2]	4,151	101
Tax adjustment (related to above items) [3]	(1,645)	(224)
Adjusted net income (Non-GAAP)	$40,711	$33,408

Diluted earnings per share (GAAP)	$1.11	$1.02
Pretax acquisition-related intangible assets amortization [1]	0.09	0.02
Pretax acquisition-related transaction and other costs [2]	0.13	0.00
Tax adjustment (related to above items) [3]	(0.05)	(0.01)
Adjusted diluted earnings per share (Non-GAAP)	$1.29	$1.04

Weighted average diluted shares outstanding	31,601	32,184

* Amounts may not add due to rounding.

See accompanying notes at the end of this supplemental schedule.

DORMAN PRODUCTS, INC. AND SUBSIDIARIES

Non-GAAP Financial Measures

(in thousands, except per-share amounts)

Adjusted Gross Profit:

	Three Months Ended		Three Months Ended
(unaudited)	03/26/22	Pct.**	03/27/21	Pct.**
Gross profit (GAAP)	$133,240	33.2	$104,520	36.3
Pretax acquisition-related transaction and other costs [2]	3,856	1.0	5	0.0
Adjusted gross profit (Non-GAAP)	$137,096	34.1	$104,525	36.3

Net sales	$401,579		$288,012

Adjusted SG&A Expenses:

	Three Months Ended		Three Months Ended
(unaudited)	03/26/22	Pct.**	03/27/21	Pct.**
SG&A expenses (GAAP)	$86,528	21.5	$62,869	21.8
Pretax acquisition-related intangible assets amortization [1]	(2,998)	(0.7)	(801)	(0.3)
Pretax acquisition-related transaction and other costs [2]	(295)	(0.1)	(96)	(0.0)
Adjusted SG&A expenses (Non-GAAP)	$83,235	20.7	$61,972	21.5

Net sales	$401,579		$288,012

* *Percentage of sales. Data may not add due to rounding.

[1] – Pretax acquisition-related intangible asset amortization results from allocating the purchase price of acquisitions to the acquired tangible and intangible assets of the acquired business and recognizing the cost of the intangible asset over the period of benefit. Such costs were $3.0 million pretax (or $2.3 million after tax) during the three months ended March 26, 2022 and were included in selling, general and administrative expenses. Such costs were $0.8 million pretax (or $0.6 million after tax) during the three months ended March 27, 2021 and were included in selling, general and administrative expenses.

[2] – Pretax acquisition-related transaction and other costs include costs incurred to complete and integrate acquisitions, adjustments to contingent consideration obligations, inventory fair value adjustments and facility consolidation expenses. During the three months ended March 26, 2022, we incurred charges included in cost of goods sold for integration costs, other facility consolidation expenses and inventory fair value adjustments of $3.9 million pretax (or $3.0 million after tax). During the three months ended March 26, 2022, we incurred charges included in selling, general and administrative expenses to complete and integrate acquisitions of $0.3 million pretax (or $0.3 million after tax).

During the three months ended March 27, 2021, we incurred charges included in cost of goods sold for integration costs of $0.0 million pretax (or $0.0 million after tax). During the three months ended March 27, 2021, we incurred charges included in selling, general and administrative expenses to complete and integrate acquisitions of $0.1 million pretax (or $0.1 million after tax).

[3] – Tax adjustments represent the aggregate tax effect of all non-GAAP adjustments reflected in the table above, and totaled $(1.6) million during the three months ended March 26, 2022 and $(0.2) million during the three months ended March 27, 2021. Such items are estimated by applying our statutory tax rate to the pretax amount, or an actual tax amount for discrete items.

DORMAN PRODUCTS, INC. AND SUBSIDIARIES

Non-GAAP Financial Measures

(in thousands, except per-share amounts)

2022 Guidance:

The Company provided the following guidance ranges related to their fiscal 2022 outlook:

	Year Ending 12/31/22
(unaudited)	Low End*	High End*
Diluted earnings per share (GAAP)	$4.94	$5.14
Pretax acquisition-related intangible assets amortization	0.37	0.37
Pretax acquisition transaction and other costs	0.15	0.15
Tax adjustment (related to above items)	(0.12)	(0.12)
Adjusted diluted earnings per share (Non-GAAP)	$5.35	$5.55

Weighted average diluted shares outstanding	31,700	31,700

* Amounts may not add due to rounding.